SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Filed by the Registrant      |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|    Preliminary Information Statement
|_|    Confidential, for Use of the Commission Only
        (as permitted by Rule 14c-5(d)(2))
|X|    DefinitiveInformation Statement

                         Drummond Financial Corporation
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check appropriate box):

|_| No fee required.

|_| Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:
       2)     Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4)     Proposed maximum aggregate value of transaction:
       5)     Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:
       2)     Form, Schedule or Registration Statement No.:
       3)     Filing Party:
       4)     Date Filed:

                         DRUMMOND FINANCIAL CORPORATION

                              INFORMATION STATEMENT


     This Information Statement is furnished in connection with the approval by written consent of shareholders of Drummond Financial Corporation (the "Company") of a merger between the Company and Drummond Merger Corporation (the "Merger Sub"). The purpose of the merger is to change the domicile of the Company from Delaware to the State of Washington. This Information Statement is being first sent to shareholders on or about July __, 2001. The expense of making the solicitation will consist of preparing and mailing the information statements and the charges and expenses of brokerage houses and other custodians, nominees, or fiduciaries for forwarding documents to security owners.

                  We are not asking you for a proxy and you are
                        requested not to send us a proxy.

     On June 18, 2001, the Board of Directors of the Company and of the Merger Sub approved the Agreement and Plan of Merger attached to this Information Statement as Exhibit A. On June 18, 2001, shareholders of record of the
Company's outstanding $0.01 par value common shares (the "Common Stock"), and Series 1, Preferred Stock (the "Preferred Stock") owning in the aggregate 1,344,250 shares of Common Stock and 3,000,000 shares of Preferred Stock, representing 76.0% of the voting shares eligible to vote on the Merger and representing 100% of the outstanding Preferred Stock, executed a written consent approving the Merger. On that date, there were issued and outstanding 2,718,600 shares of Common Stock held by approximately 35 shareholders of record. A majority of all shares entitled to vote on the Merger and a majority of the Preferred Stock was required to approve the Merger. Under the Delaware General Corporation Law ("DCGL"), any action required to be taken at a duly called meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if written consents setting forth the action to be taken are signed by holders of outstanding stock having the minimum number of votes required to authorize such action at a meeting at which all shares entitled to vote were present and voted.

     As of the date of the consent, there were 3,000,000 shares of Preferred Stock outstanding, all of which were owned by MFC Bancorp Ltd. ("MFC Bancorp"). Under the Certificate of Incorporation, if any person or group controls more than 47.9% of the voting power of the Company, then the Preferred Stock votes with the Common Stock on all matters and each share of Preferred Stock has one vote per share on all matters. Since MFC Bancorp Ltd. controls 1,344,250 shares (49.4%) of Common Stock through its ownership of Ballinger Corporation ("Ballinger") and Sutton Park International Limited ("Sutton Park"), the Preferred Stock has one vote per share on all matters subject to a shareholder vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the information with respect to Common Stock and Preferred Stock ownership of each person known by the Company to own beneficially more than 5% of the shares of the Common Stock or Preferred Stock, each executive officer, each director, and all officers and directors as a group. This does not include holders holding in "street" and "nominee" name. Except as noted, the persons named have sole voting and investment power with respect to all of the shares of Common Stock and Preferred Stock owned by them.

                                                              Number  of Shares
                                                             Beneficially  Owned
Name and  Address                                           Directly or Indirectly              Percent of Class
                                                       Preferred               Common
Valor Invest Limited
Quai des Bergues 29
1201 Geneva, Switzerland                                                       303,175                  11.2%


Ballinger Corporation
700 West Georgia Street, Suite 1900
Vancouver, British Columbia V7Y 1G5                                            940,900                  26.8

MFC Bancorp Ltd.
6 Rue Charles-Bonnet
1206 Geneva, Switzerland                               3,000,000             1,344,250(1)               76.0

Sutton Park International Limited
8 Queensway House
Queen Street
St. Helier, Jersey
Channel Islands JF2 4WD                                                        308,350                  11.3

Michael J. Smith
6 Rue Charles-Bonnet
1206 Geneva, Switzerland                               3,000,000(2)          1,344,250(2)               76.0

Oq-Hyun Chin
3, 4/7L, Kyung An Bldg.
831-28 Yeoksam-Dong
Kanynam-Ku
Seoul, Korea                                                                         0                   0


                                       3

Young Soo Ko
Room 1202, 12/F Wing On Centre
111 Connaught- Road
Central, Hong Kong                                                                   0                   0

All Directors and Officers as a group
(3 persons)                                            3,000,000(2)          1,344,250(2)               76.0
------------
(1)    MFC Bancorp is the sole  shareholder of Ballinger  Corporation and Sutton
       Park and,  pursuant to the rules of the SEC, is deemed to be the indirect beneficial owner of all of the shares owned by Ballinger Corporation.

(2)    Includes the 940,900  shares of Common Stock owned  directly by Ballinger
       Corporation and the 308,350 shares of Common Stock owned by Sutton Park, for which Mr. Smith serves as an officer and sole director, and indirectly by MFC Bancorp, and the 3,000,000 shares of Preferred Stock owned directly by MFC Bancorp, for which Mr. Smith serves as President and a director, and of which shares Mr. Smith is deemed to be the indirect beneficial owners pursuant to the rules of the SEC. Mr. Smith disclaims beneficial ownership of all of such shares.

                   REINCORPORATION FROM DELAWARE TO WASHINGTON

     The Board of Directors has approved the change in the Company's state of incorporation from Delaware to Washington (the "Reincorporation"). The Reincorporation will be accomplished by a merger (the "Merger") with and into the Company's wholly owned subsidiary, Drummond Merger Corporation ("Merger Sub"). The Merger has also been approved by a written consent signed by the requisite number of shareholders required to approve the Merger. The Merger will be effective upon filing Articles of Merger with the Secretaries of State of Washington and Delaware, which is expected to occur 20 days after the date of this Information Statement, subject to the satisfaction of the conditions to the Merger set forth below.

Principal Reason for the Reincorporation

     The Company's principal reason for the Reincorporation is to reduce its corporate franchise taxes. The State of Delaware charges corporate franchise taxes based on the capitalization of the company, while the State of Washington charges a fixed annual fee regardless of the size of the company. The Company's franchise tax in Delaware in 2000 was $11,453, while the State of Washington currently has an annual corporate license renewal fee of $59.

Plan of Merger

     Pursuant to the terms of a Plan and Agreement of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Information Statement, the Company will be merged into the Merger Sub, with the Merger Sub as the surviving corporation. The name of the Merger Sub will be changed to Drummond Financial Corporation. Upon completion of the Merger, each outstanding share of common stock of the Company will automatically be converted into one share of common stock of the Merger Sub and each share of Series 1 Preferred Stock of the Company will automatically be converted into one share of Series 1 Preferred Stock of the Merger Sub. Each outstanding certificate representing shares of common stock or preferred stock of the Company will represent the same number of shares of the Merger Sub. It will not be necessary for shareholders to exchange their existing certificates.

     The Articles of Incorporation and Bylaws of the Merger Sub will be the Articles of Incorporation and Bylaws of the surviving corporation following the merger. The Articles of Incorporation of the Merger Sub are attached to this Information Statement as Exhibit B. The material differences between the Company's present Articles and Bylaws and the Articles and Bylaws to be in effect following the Merger are discussed below.

     The Merger is conditioned upon shareholders owning not more than 5% of the voting shares effectively exercising their appraisal rights. The Company has the right to waive this condition.

Appraisal Rights

     In connection with the Merger, Delaware law entitles the holders of record of shares of common stock of the Company who follow the procedures specified in
Section 262 of the DGCL to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares as of the effective time of the Merger, as determined by the court, in place of the consideration that the holder would otherwise receive in the Merger. In order to exercise appraisal rights, a common stockholder must demand and perfect the rights in accordance with Section 262 of the DGCL.

     The following is a summary of Section 262 of the DGCL and is qualified in its entirety by reference to Section 262, a copy of which is attached to this document as Exhibit C. Common stockholders of the Company should carefully review Section 262 as well as information discussed below to evaluate their rights to appraisal. If a holder of common stock elects to exercise the right to an appraisal under Section 262 of the DGCL, such common stockholder must:

     file with the Company at its main office in Dublin, Ireland a written demand for appraisal of the shares of common stock held (which demand must identify the common stockholder and expressly request an appraisal) within 20 days of the date of mailing of this Information Statement, which occurred on __________, 2001; and
         continuously hold such shares through the effective time of the Merger.

     All written demands for appraisal should be addressed to: ___________, 17 Dame Street, Dublin, Ireland, before the close of business on ___________, 2001, and should be executed by, or on behalf of, the holder of record. Such demand reasonably must inform the Company of the identity of the common stockholder and that such common stockholder is thereby demanding appraisal of such stockholder's shares.

     Within ten days after the effective time of the Merger, the Merger Sub as the surviving company of the Merger, will give written notice of the effective time to each stockholder who has satisfied the requirements of Section 262 of the DGCL. Within 120 days after the effective time, the Merger Sub or any dissenting common stockholder may file a petition in the court demanding a determination of the fair value of the shares of common stock of all dissenting common stockholders. Any dissenting common stockholder desiring the filing of such petition is advised to file such petition on a timely basis unless the dissenting common stockholder receives notice that such a petition has been filed by the Merger Sub or another dissenting common stockholder.

     If a petition for appraisal is timely filed, the court will determine which common stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of common stock held by dissenting common stockholders, exclusive of any element of value arising from the accomplishment or expectation of the Merger. In determining such fair value, the court shall take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the consideration that such dissenting common stockholder would otherwise be entitled to receive pursuant to the Merger. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding shall be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any common stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the common stock to the common stockholders entitled thereto. Upon application of a common stockholder, the court may order all or a portion of the expenses incurred by any common stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     After the effective time of the Merger, no dissenting common stockholder shall have any rights of a common stockholder of the Company with respect to such holder's shares for any purpose, except to receive the shares of the Merger Sub to be issued in the Merger. If a dissenting common stockholder delivers a written withdrawal of the demand for an appraisal within 60 days after the effective time of the Merger or thereafter with the written approval of the Merger Sub, or if no petition for appraisal is filed with the court within 120 days after the effective time of the Merger, then the right of such dissenting common stockholder to an appraisal will cease and such dissenting common stockholder will be entitled to receive only the shares of common stock of the Merger Sub as provided in the Plan of Merger.

     The foregoing is only a summary of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such provision, which is included as Exhibit C.


Effect of Reincorporation And Merger

     The Reincorporation and the Merger will change the legal domicile of the Company and will cause other changes to the Articles of Incorporation and Bylaws, which are described below. The Reincorporation and the Merger will not result in any change in the business, management, location of the Company's principal executive offices, assets, liabilities, net worth or accounting practices. Under the DGCL, shareholders who have not signed the consent approving the Merger will have the right to exercise appraisal rights. See "Appraisal Rights".

Differences in the Corporate Charters

     In proposing the Reincorporation and the Merger, the Company has attempted to minimize the differences between the Company's existing Certificate of Incorporation and Bylaws (the "Current Charter Documents") and the Articles of Incorporation and Bylaws following the Merger (the "Proposed Charter Documents"). Specific articles have been included in the Proposed Charter Documents to minimize the differences in corporate governance before and after the Merger. Preemptive rights and cumulative voting are denied in the Proposed Charter Documents since such rights do not apply to the Company under Delaware law. The principal differences between the Current Charter Documents and the Proposed Charter Documents are set forth below.

     Removal of Directors. The Current Charter Documents are silent as to grounds for removal of directors of the Company and, therefore, under Delaware law, because the Company has a classified board of directors, directors may be removed by shareholders only for cause. Under Washington law, to accomplish the same effect, the articles must provide that directors may only be removed for cause. The Proposed Charter Documents provide that a director may be removed from office solely for cause. "For cause" under Washington law means either (i) conviction of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) adjudication for gross negligence or dishonest conduct in the performance of a directors duty to this corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

     Authorized Shares. The Current Charter Documents authorize 10,000,000 shares of common stock and 5,000,000 shares of Preferred Stock, of which 3,000,000 shares have been designated Series 1 Preferred Stock. The Proposed Charter Documents authorize 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 3,000,000 shares are designated as Series 1 Preferred Stock with the same rights, preferences and privileges as in the Current Charter Documents.

Certain Differences Between Washington and Delaware Corporation Laws

     The Delaware General Corporation Law (the "DGCL") currently governs the rights of the Company's shareholders. After the Merger, the Washington Business Corporation Act (the "WBCA") will govern the rights of the Company's shareholders. The WBCA and the DGCL differ in many respects. Certain of the significant differences between the provisions of the WBCA and the DGCL that could materially affect the rights of shareholders are discussed below.

     Amendment of Articles/Certificates of Incorporation. Under the WBCA, with certain exceptions such as a change of corporate name or an increase in the number of authorized shares to effect a stock dividend, amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment. All amendments to the Proposed Charter Documents must be approved by a majority of all the votes entitled to be cast by any voting group entitled to vote thereon unless another proportion is specified in the articles of incorporation, by the board of directors as a condition to its recommendation or by provision of the WBCA. See "Class Voting" below.

     Under the DGCL, amendments to a corporation's certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on such amendment, and if a class vote on such amendment is required by the DGCL, a majority of the outstanding stock of such class, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

     Right to Call Special Meeting of Shareholders. The WBCA provides that a special meeting of shareholders of a corporation may be called by its board of directors, by holders of at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or by other persons authorized to do so by the articles of incorporation or bylaws of the corporation. However, the WBCA allows the right of shareholders to call a special meeting to be limited or denied entirely by provision of the corporation's articles of incorporation. The Proposed Charter Documents provide that shareholders owning at least a majority of the outstanding voting shares may call a special meeting.

     Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Under the Current Charter Documents, shareholders owning a majority of the shares eligible to vote may call a special meeting.

     Provisions Affecting Control Share Acquisitions and Business Combinations. The WBCA prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with a person or group of persons who or which beneficially owns 10% or more of the voting securities of a target corporation (an "Acquiring Person") for a period of five years after the acquisition of such securities, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. A significant business transaction includes, among other transactions, a merger or consolidation with, disposition of assets to or with, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation employed in Washington State as a result of the Acquiring Person's acquisition of 10% or more of the shares or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. Target corporations include domestic corporations with their principal executive offices in
Washington and either a majority or over 1,000 of their employees resident in Washington. The Company believes it does not meets these standards and is not subject to the statute at this time. A corporation may not "opt out" of this statute.

     Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years (each, an "Interested Stockholder").

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the Interested Stockholder; sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (1) prior to the date at which such stockholder becomes an Interested Stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an Interested Stockholder; (2) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (3) on or after the date such person becomes an Interested Stockholder, the board approves the business combination and it is also approved at a shareholder meeting by 66 2/3% of the voting stock not owned by the Interested Stockholder. Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment, and subsequent to the earlier of the public announcement or the notice required under Section 203, of the proposed transaction which (1) constitutes certain (i) mergers or consolidations, (ii) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or (iii) proposed tender or exchange offers for 50% or more of the corporation's outstanding voting 14 stock; (2) is with or by a person who was either not an Interested Stockholder during the last three years or who became an Interested Stockholder with the approval of the corporation's board of directors; and (3) is approved or not opposed by a majority of the board members elected prior to any person becoming an Interested Stockholder during the previous three years (or their chosen successors).

     A Delaware  corporation  may elect to "opt out" of, and not be governed by,
Section  203  through  a  provision  in  either  its  original   certificate  of
incorporation or its bylaws, or an amendment to its original certificate or bylaws, which amendment must be approved by majority stockholder vote. The Company has not opted out of Section 203.

     Mergers, Sales of Assets and Other Transactions. Under the WBCA, a merger, share exchange or dissolution of a corporation, or the sale, lease or other disposition of all or substantially all of the corporation's assets, must be approved by the affirmative vote of a majority of directors when a quorum is present, and by each voting group entitled to vote separately on the plan by two-thirds of all votes entitled to be cast on the plan by that voting group, unless another proportion is specified in the articles of incorporation. The Proposed Charter Documents provide for the affirmative vote of shareholders holding a majority of the outstanding voting shares to approve such a transaction.

     Under the DGCL, a merger, consolidation or sale of all, or substantially all, of the assets of a corporation must be approved by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote thereon, provided that no vote of stockholders of a constituent corporation surviving a merger is required (unless the corporation provides otherwise in its certificate of incorporation) if (1) the merger agreement does not amend the surviving corporation's certificate of incorporation, (2) each share of stock of the surviving corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger, and (3) the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent of the shares outstanding immediately prior to the merger.

     Action Without a Meeting. Under the WBCA, shareholder action that may be taken at a shareholders' meeting may be taken without a meeting if written consents describing such action are signed by all shareholders entitled to vote thereon.

     Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. The Current Charter Documents do not provide that the stockholders of the Company may only take action at an annual or special meeting.

     Class Voting. Under the WBCA, a corporation's articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain extraordinary transactions that adversely affect the rights of holders of that class. The Proposed Charter Documents authorize for issuance shares of preferred stock, no par value, but no classes of preferred are presently outstanding.

     The DGCL generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares

     Transactions with Officers or Directors. The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (1) it is approved by a majority of qualified directors (but no fewer than two); (2) it is approved by the affirmative vote of the majority of all qualified shares after notice and disclosure to the shareholders; or (3) at the time of commitment, the transaction is established to have been fair to the corporation. For purposes of this provision, a "qualified director" is one who does not have either: (1) a conflicting interest respecting the transaction or
(2) a familial, financial, professional or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director (or an affiliate of the director) who has a conflicting interest respecting the transaction.

     Under the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (1) the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts or (2) the contract or transaction must have been "fair" as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved by a majority of disinterested directors (even though less than a majority of quorum).

     Dissenters' Rights. Under the WBCA, a shareholder is entitled to dissent from and, upon perfection of the shareholder's appraisal right, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all assets of the corporation, and certain amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights. However, shareholders generally will not have such dissenters' rights if shareholder approval is not required to effect the corporate action.

     Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Unless a corporation's certificate of incorporation provides otherwise, such appraisal rights are not available (1) with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation, (2) with respect to a merger or consolidation by the corporation the shares of which are either listed on a national securities exchange or NASDAQ or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or on NASDAQ or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (3) to stockholders of the corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate or incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

     Dividends. Under the WBCA, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors unless, after giving effect to such distribution, (1) the corporation would not be able to pay its debts as they become due in the usual course of business or
(2) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

     The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having 16 a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

Certain Federal Income Tax Consequences

     The following summary of the federal income tax consequences of the Merger is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof, and all of which are subject to change (including on a retroactive basis). No ruling has been or will be sought from the IRS regarding any matter discussed herein. Accordingly, no assurance can be given that the IRS and/or a court will not take a position contrary to the description below of any of the tax aspects of the Merger.

     This summary does not address all federal income tax considerations that may be relevant to a particular holder of Company shares in light of his, her or its particular circumstances, such as a holder who is a broker or dealer in securities, who is a foreign person, who is a financial institution, insurance company or tax-exempt organization, who acquired Company shares as compensation, who acquired shares in exchange for property other than cash, who is subject to the alternative minimum tax, or who holds Company shares subject to hedging, straddle, conversion or constructive sale transactions. Furthermore, no gift, foreign, state or local tax considerations are addressed herein.

     THE TAX CONSEQUENCES OF THE MERGER ARE COMPLEX. ACCORDINGLY, EACH HOLDER OF COMPANY SHARES SHOULD CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES AS WELL AS ANY GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, OF THE MERGER.

     In general, no gain or loss will be recognized by holders of Company shares for federal income tax purposes as a result of the Merger. Shares of the Merger Sub received in the Merger will have the same basis as the shares of the Company exchanged therefor, and the holding period of the Merger Sub shares will include the period for which the shareholder held the corresponding Company shares, assuming that the Company shares were held as capital assets at the time of the Merger.

     Shareholders of the Company who perfect appraisal rights and receive cash in exchange for their Company shares will, if such shareholders do not constructively hold any shares of the Merger Sub after the Merger under the attribution rules of Section 318 of the Code, generally recognize gain or loss on their Company shares, measured by the difference between the cash received and the shareholder's tax basis in the Company shares. Any such gain or loss will be capital gain or loss if the Company shares were held as capital assets at the time of the Merger; such gain or loss will be long-term capital gain or loss if the shareholder has held the shares for more than one year. A Company shareholder who perfects appraisal rights and constructively holds shares of the Merger Sub after the Merger may, depending on the facts of the particular case, be treated as receiving a dividend. Any Company shareholder in this position should consult his, her or its own tax advisor.

                                  OTHER MATTERS

     The Company has received no notice of any other items submitted for consideration at the meeting except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval. The Board of Directors neither knows of, nor contemplates, any other business to be presented for action by the shareholders at the meeting.

     The next annual meeting is expected to be held during January 2002. Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's proxy materials by August 2, 2001. In addition, a shareholder proposal received by the Company, which is presented otherwise than in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, will be considered untimely if received after October 15, 2001, and the Company will have discretionary authority to vote its proxies with respect to any such proposal.

                            By Order of the Board of Directors


                            Michael J. Smith
                            Secretary


Dublin, Ireland
June __, 2001















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